As filed with the Securities and Exchange Commission on June 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Ontario	98-1007671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

VF U.S. Holdings, Inc.

90 Colonial Parkway

Lake Mary, FL 32746

(407) 936-1190

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen Ruffini Chief Financial Officer c/o Village Farms International, Inc. 4700-80th Street Delta, British Columbia, Canada V4K 3N3 (604) 940-6012	Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of The Americas New York, NY 10036 (212) 880-6000	Michael Zackheim, Esq. Torys LLP 79 Wellington St W #3300 Toronto, Ontario, Canada M5K 1N2 (416) 865-0040

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2024

PROSPECTUS

VILLAGE FARMS INTERNATIONAL, INC.

$200,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

Village Farms International, Inc. (the “Company”) may offer for sale and issue from time to time up to $200,000,000, in the aggregate, of (i) common shares in the capital of the Company (the “Common Shares”), (ii) preferred shares in the capital of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), (v) debt securities of the Company (“Debt Securities”), and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities offered together as a unit (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement. This prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our Common Shares are listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbol “VFF”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This prospectus and the documents that are incorporated by reference into this prospectus also contain “forward-looking information” within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively herein as “forward-looking statements”. Forward-looking statements may relate to our future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of ours or involving us. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for us, the greenhouse vegetable or produce industry or the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “can”, “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus and the documents that are incorporated by reference into this prospectus are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Rose LifeScience Inc. (“Rose” or “Rose LifeScience”), Balanced Health Botanicals, LLC (“Balanced Health”), Pure Sunfarms, Inc. (“Pure Sunfarms”) and our limited operational history of the Delta RNG project in our energy segment; the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

We have based these forward-looking statements on factors and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause our or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in our filings with the Securities and Exchange Commission (the “SEC”), including this prospectus and the documents that are incorporated by reference into this prospectus.

When relying on forward-looking statements to make decisions, we caution readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus and in the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this prospectus or the respective date referred to in the document incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements were made or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

This prospectus is a part of a shelf registration statement that we have filed with the SEC utilizing a “shelf” registration process pursuant to Form S-3 under the Securities Act. Under this shelf registration process, we may offer and sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $200,000,000.

This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Village Farms”, the “Company”, “we”, “us”, and “our” refer to Village Farms International, Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive office is:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

The Company

Village Farms owns and operates sophisticated, highly intensive agricultural greenhouse facilities in British Columbia and Texas, where it produces, markets and sells premium-quality tomatoes, bell peppers and cucumbers. Its wholly owned subsidiary, Pure Sunfarms, is a vertically integrated Licensed Producer (“LP”) and supplier of cannabis products sold to customers throughout Canada and internationally. The Company’s wholly owned subsidiary, Balanced Health, develops and sells high-quality, cannabidiol (“CBD”) based products including ingestible, edible and topical applications within the US. Through its 80% ownership of Rose Life Science, the Company has a substantial presence in the Province of Quebec as a cannabis supplier, producer and commercialization expert.

Village Farms is a corporation existing under the Business Corporations Act (Ontario) (the “OBCA”). Our principal operating subsidiaries are Village Farms Canada Limited Partnership, Village Farms, L.P., VF Clean Energy, Inc. (“VFCE”), Pure Sunfarms and Balanced Health. We also own an 85% interest in Leli Holland B.V. (“Leli”). The Company’s shares are listed on Nasdaq Capital Market (“Nasdaq”) under the symbol “VFF”.

Our head office is located at 4700-80th Street, Delta, British Columbia, Canada V4K 3N3 and our registered office is located at 79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K 1N2.

Further information regarding us and our business is set out in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended (the “Annual Report”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Quarterly Report”), as updated by annual, quarterly and our other SEC reports that are incorporated herein by reference from time to time. See “Incorporation of Certain Information by Reference”.

The Offering

The Securities described herein may be offered from time to time by us in one or more offerings utilizing a “shelf” process under Canadian and U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.

ENFORCEABILITY OF CIVIL LIABILITIES

Village Farms is a corporation existing under the laws of the Province of Ontario, Canada. Many of our directors and officers, and many of the experts named in this prospectus, are residents of Canada, and all or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. Consequently, although we have appointed an agent for service of process in the United States, it may be difficult for holders of our Securities who reside in the United States to effect service within the United States upon our directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our Securities who reside in the United States to realize in the United States or in other jurisdictions upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Investors should not assume that Canadian courts (i) would enforce judgments of United States courts obtained in actions against us or our directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or our directors, officers or experts predicated upon the United States federal securities laws or any such state securities or “blue sky” laws. In addition, we have been advised by our Canadian counsel that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation are enforceable in Canada and that the protections afforded by Canadian securities laws may not be available to investors in the United States.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our Securities will be used for working capital and general corporate purposes. Unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds of the sale of our Securities. More specific allocations may be included in a prospectus supplement relating to a specific offering of Securities.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, no par value. As of May 17, 2024, the Company had 111,290,189 Common Shares outstanding. Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any

Preferred Shares may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

We have not paid any cash dividends to date, and we do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest future earnings, if any, in the development and growth of our business. The amount of any dividends payable by us will be at the discretion of our board of directors and may vary depending on, among other things, our earnings, financial requirements for our operations, growth opportunities, debt covenants, the satisfaction of the solvency tests imposed by the OBCA for declaration and payment of dividends and the conditions existing from time to time.

Further information relating to the Common Shares and the share capital of the Company is set out in our Annual Report, which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue an unlimited number of Preferred Shares. The Company’s board of directors will fix the number of Preferred Shares, as well as the designation, rights, privileges, restrictions and conditions for each series of Preferred Shares that may be issued, subject to the Company filing the applicable articles of amendment under the OBCA. Preferred Shares will have preference over Common Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, be it voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. Preferred Shares will have no right to vote on shareholder matters, subject to certain exceptions. No changes to the provisions of the Preferred Shares may be made without the approval of the holders of the Preferred Shares.

The prospectus supplement will set forth the following terms relating to the Preferred Shares being offered:

•	the maximum number of Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue and the dividend payment dates;

•

the price and terms and conditions for redemption, if any, including redemption at the Company’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

•	whether such Preferred Shares will be subject to any restriction on the repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments;

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the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion of exchange and the method, if any, of adjustment;

•	whether such Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any, for such Preferred Shares; and

•	any other rights, privileges, restrictions, or conditions for such Preferred Shares.

Preferred Shares will be fully paid and non-assessable securities upon issuance. The Preferred Shares of any series may be represented in whole or in part, by one or more global certificates. If Preferred Shares are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

The Company may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable prospectus supplement. The Company will file any warrant agreement or warrant indenture with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part, on or before the time we issue a series of Warrants.

The prospectus supplement will set forth the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

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the designation, number and terms of the Common Shares, Preferred Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the various factors considered in determining the exercise price of the Warrants, to the extent such exercise prices are variable;

•	provisions for changes to or adjustments in the exercise price, if any;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any limitations on the right of non-resident or foreign owners to hold such Warrants;

•	the amount of Warrants outstanding, if any; and

•	any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

Warrants will be fully paid and non-assessable securities upon issuance. The Warrants of any series may be represented in whole or in part, by one or more global certificates. If the Warrants are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of the Company. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Company and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of the Company, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Company or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of the Company upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Company simply by virtue of holding a Subscription Receipt.

The particular terms and provisions of Subscription Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. The description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the various factors considered in determining the price of the Subscription Receipts;

•	provisions for changes to or adjustments in the price, if any;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of the Company;

•	the number of Common Shares and/or other securities of the Company that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•	any material income tax consequences of owning, holding and disposing of the Subscription Receipts;

•	the amount of Subscription Receipts outstanding, if any;

•	any limitations on the right of non-resident or foreign owners to hold such Subscription Receipts; and

•

any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on any securities exchange.

Subscription Receipts will be fully paid and non-assessable securities upon issuance. The Subscription Receipts of any series may be represented in whole or in part, by one or more global certificates. If the Subscription Receipts are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we”, “us”, “our”, “Village Farms” or “the Company” refer to Village Farms International, Inc. but not to its subsidiaries.

This section describes the general terms that will apply to any Debt Securities issued pursuant to this prospectus. We may issue Debt Securities in one or more series under an indenture to be entered into between us and one or more trustees, at least one of which will be qualified to act as a U.S. trustee and one of which will be qualified to act as a Canadian trustee. References herein to the “trustee” shall be deemed to mean the U.S. trustee and/or the Canadian trustee. The indenture will be subject to the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the indenture is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the Debt Securities. Prospective investors should also refer to the indenture and the terms of the Debt Securities. If Debt Securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	whether payment on the Debt Securities will be senior or subordinated to our other liabilities or obligations;

•	whether the payment of the Debt Securities will be guaranteed by any other person;

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the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the Debt Securities, or the portion (if less than the principal amount) of Debt Securities, in each case, to be payable upon a declaration of acceleration of maturity;

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whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

•

whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian or other taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

•

whether we will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	the terms and conditions of any mandatory or optional redemption by the Company;

•

the denominations in which we will issue any registered Debt Securities, if other than denominations of $1,000 and any multiple of $l,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;

•	whether payments on the Debt Securities will be payable with reference to any index or formula;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities (with or without coupons), registered securities or both;

•

the periods within which and the terms and conditions, if any, upon which we may redeem the Debt Securities prior to maturity and the price or prices of which and the currency or currency units in which the Debt Securities are payable;

•	any changes or additions to events of default or covenants;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt

Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or upon a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our Debt Securities will be unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants,” having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the

Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of us, the trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 or in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other jurisdiction;

•	the successor person (if not us) assumes all of our obligations under the Debt Securities and the indenture by a supplemental indenture; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Debt Securities and the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the indenture with respect to the Debt Securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of Debt Securities;

•	we fail to observe or perform any of the covenants described in the section “— Merger, Amalgamation or Consolidation” for a period of 30 days;

•

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the Debt Securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series affected thereby;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately the entire principal and interest and premium, if any, of the Debt Securities of the series.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Debt Securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the Debt Securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise our defeasance option, we must deliver to the trustee:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the Debt Securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the U.S. Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	affect the holder’s right to require us to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	change the percentage of Debt Securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults (other than defaults relating to certain events involving our bankruptcy, insolvency or reorganization) under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the form and terms of Debt Securities of any series;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. However, the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities under the indenture will be construed in accordance with applicable Canadian laws.

The Trustees

We will identify the U.S. trustee and Canadian trustee in the applicable prospectus supplement in connection with an offering of Debt Securities hereunder. In addition, in connection with an offering of Debt Securities hereunder, the U.S. trustee will be qualified under the Trust Indenture Act pursuant to Section 305(b)(2) of the Trust Indenture Act. The trustees under the indenture or their respective affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustees, as long as the trustees or any of their respective affiliates remain our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustees and their respective affiliates will be permitted to engage in other transactions with us. If the trustees or any such affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the applicable trustee must eliminate the conflict or resign.

Resignation of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as U.S. trustee or Canadian trustee with respect to different series of Debt Securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Consent to Service

In connection with entering into the indenture, we will designate and appoint a U.S. authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the Debt Securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The prospectus supplement relating to any Units offered will include specific terms and provisions of the Units being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

The prospectus supplement will set forth, as applicable, the following terms relating to the Units being offered:

•	the aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•

whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	any limitations on the right of non-resident or foreign owners to hold such Units;

•	certain material Canadian tax consequences of owning the Units;

•	the amount of Units outstanding; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company may offer and sell the Securities to or through underwriters or dealers and also may offer and sell the Securities directly to purchasers or through agents, or through a combination of any of these methods of sale.

The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

If an underwriter, dealer or agent is utilized in the sale of the Securities being offered by this prospectus, an underwriting, dealer or agency agreement will be executed with the applicable underwriter(s), dealer(s) or agent(s) at the time of sale. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Any underwriters, dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such underwriters, dealers or agents and any discounts, commissions or agent’s commissions or concessions received by any such underwriter, dealer or agent who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The prospectus supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable:

•	the name or names of any underwriters, dealers, or agents and the respective amounts underwritten;

•	whether any underwriter, dealer, or agent has a material relationship with the Company;

•	the initial offering price, the proceeds to the Company;

•	the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers;

•	the nature of the obligation of the underwriters; and

•	whether the underwriter, dealer or agent has any arrangement with the Company, such as an over-allotment option.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution” of any of the Securities under a prospectus supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each distribution of Securities (other than Common Shares or as otherwise specified in a prospectus supplement) will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe the material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered by this prospectus to an investor who is subject to U.S. federal income tax.

The applicable prospectus supplement may also describe the material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference from the Annual Report have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.villagefarms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the documents listed below:

(a)

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March  13, 2024, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 26, 2024, and by Amendment No. 2 on Form 10-K/A filed with the SEC on June 24, 2024;

(b)	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 8, 2024;

(c)

our Current Reports on Form 8-K filed on April 22, 2024 (as amended on May 15, 2024), April 25, 2024 (Item 5.02 only), May 13, 2024 (Item 5.02 only), May 30, 2024 (Item 1.01 only) and May 31, 2024 (Item 1.01 only); and

(d)

the description of our Common Shares filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and including any amendment thereto filed for the purpose of amending such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, including all such documents we may file with the SEC after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, are hereby incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the Securities being registered. The amounts do not include the costs of preparing any prospectus supplements, stock exchange listing fees, or other expenses relating to the sale and distribution of particular Securities registered under this registration statement, as those costs and expenses cannot be estimated at this time.

Amount
Securities and Exchange Commission registration fee	$29,520	*
Stock exchange fees		**
Accounting fees and expenses		**
FINRA filing fees		**
Legal fees and expenses		**
Printing fees		**
Trustee fees and expenses		**
Transfer agent fees and expenses		**
Miscellaneous fees and expenses		**
Total		**

*	The SEC registration fee includes $11,735 of carried over SEC filing fees.
**

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The estimated aggregate expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Section 136 of the OBCA provides as follows:

Indemnification

(1)—A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2)—A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3)—A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4)—In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative actions

(4.1)—A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2)—Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3)—A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

Application to court

(5)—A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6)—Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the OBCA.

The Registrant has entered into indemnification agreements with each of its directors and officers, providing for indemnification as permitted under the OBCA and the Registrant’s by-laws.

As of the date of this registration statement, the Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the applicable indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Articles of Continuance (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed on March 9, 2023).

4.2	By-Law No. 4 of Village Farms International, Inc. (incorporated by reference to Appendix D of the Company’s Proxy Statement, filed on April 19, 2022)

4.3	Securityholders’ Agreement, as amended and restated on December 31, 2009 (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on April 1, 2020).

4.4*	Form of any Warrant Agreement or Warrant Indenture.

4.5*	Form of Preferred Share Certificate.

4.6*	Form of Subscription Receipts Agreement.

4.7*	Form of Unit Agreement.

4.8	Form of Indenture (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 (File No. 333-237792) filed on April 22, 2020).

5.1	Opinion of Torys LLP.

8.1*	Opinion of Torys LLP, relating to tax matters.

23.1	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Torys LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page)

25.1**	Statement of Eligibility on Form T-1 Under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the trustee.

107	Filing Fee Table.

*

To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with an offering of the applicable securities hereunder.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act in connection with an offering of debt securities hereunder.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Delta, Province of British Columbia, Canada on this 28th day of June 2024.

VILLAGE FARMS INTERNATIONAL, INC.

By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini Title: Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. DeGiglio and Stephen C. Ruffini, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) thereto (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 28, 2024.

Signature	Title

/s/ Michael A. DeGiglio Michael A. DeGiglio	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen C. Ruffini Stephen C. Ruffini	Director and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John R. McLernon John R. McLernon	Director, Chair

/s/ Carolyn Hauger Carolyn Hauger	Director

/s/ John P. Henry John P. Henry	Director

/s/ David Holewinski David Holewinski	Director

/s/ Kathleen M. Mahoney Kathleen M. Mahoney	Director

/s/ Christopher C. Woodward Christopher C. Woodward	Director

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Village Farms International, Inc., in the United States, on this 28th day of June 2024.

VF U.S. HOLDINGS INC.

By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini Title: Director